                                                                  Exhibit 99.1



(HUBBELL LOGO)

                    Date:        October 19, 2006      NEWS RELEASE

                    For Release: IMMEDIATELY

                                                       HUBBELL INCORPORATED
                                                       584 Derby-Milford Road
                                                       P. O. Box 549
                                                       Orange, CT 06477
                                                       203-799-4100

                    Contact:     Thomas R. Conlin

                     HUBBELL REPORTS THIRD QUARTER RESULTS:

                SALES UP 16%, EARNINGS OF $.78 PER DILUTED SHARE

ORANGE, CT. (October 19, 2006) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today reported earnings per share of $.78 for the third quarter ended September 30, 2006.

Sales in the quarter were $649.0 million, an increase of 16% over sales of $561.1 million reported for the third quarter of 2005. Net income was $47.6 million and earnings per diluted share were $.78 as compared to $48.5 million and $.79, respectively, reported in the third quarter of 2005.

For the first nine months of 2006, sales were $1.83 billion, an increase of 16% over $1.57 billion reported for the same period last year. Net income for the first nine months was $128.9 million as compared to $113.0 million for the first nine months of 2005. Earnings per diluted share of $2.10 improved 15% from the $1.82 per diluted share reported in the same period of 2005.

The Strongwell-Lenoir City acquisition completed on June 1, 2006, and acquisitions completed in 2005, contributed five percentage points to the year-over-year sales comparisons for both the third quarter and nine months, and contributed to operating profit in both periods. Profit comparisons include the impact of $2.8 million or $.03 per diluted share for stock-based compensation costs in the third quarter of 2006, and $8.2 million or $.08 per diluted share recorded for the nine months of 2006.

Cash flow from operations was $82.9 million in the first nine months of 2006 compared to $126.9 million in the equivalent period of 2005. This decrease is primarily due to the effects of higher working capital related

                                   -continued-
to significant volume growth year-over-year, the introduction of major new product offerings, and the impact of SAP implementations this year. Capital expenditures were $67.1 million in the first nine months compared to $46.6 million in the equivalent period of the prior year primarily due to spending on a new Lighting headquarters which is scheduled for completion in the first quarter of 2007. In addition, the Company repurchased approximately 1.7 million shares of its stock during the first nine months of 2006 for $74.4 million.

OPERATIONS REVIEW

"Hubbell is participating fully in the strength of our markets," said Timothy H. Powers, Chairman, President, and Chief Executive Officer, "with sales up by 16% in the third quarter and year-to-date.

"We've noted that 2006 is the peak year of initiatives and change for the Company. We're absorbing substantial investments in our future, but adding new accomplishments with each successive quarter. In the third quarter just completed, further progress in resolving production and delivery inefficiencies in the Electrical Segment improved its operating margin to 10% which had been our target for year-end.

"Following the close of the quarter, two other achievements occurred that deserve special note. First, Hubbell Wiring Systems launched homeSELECT(TM) residential electrical wiring devices and netSELECT(TM) residential communications, data and structured wiring systems. With more than 1,700 sku's, these are the largest new product development programs in the Company's history, and open a $1.4 billion U.S. market new to Hubbell. The substantial costs and capital investment related to these new product developments and launches have been absorbed over the last six quarters.

"Secondly, we completed our fourth SAP implementation encompassing the Industrial Technology segment and most of the remaining Electrical segment operations. In 2006, we've successfully brought 50% of our Company on to this enterprise-wide business system and absorbed the costs and capital investment to substantially complete the domestic implementation."

                                   -continued-

SEGMENT REVIEW

Sales for the Electrical segment were 9% higher while operating income was lower by 6% in the third quarter of 2006 versus the third quarter of 2005. Each of the three businesses in the segment - Wiring Systems, Lighting, and Electrical Products - reported higher sales compared to the equivalent period of the prior year with double-digit increases for Wiring Systems and Lighting. Most of the diverse markets served by the segment continued to exhibit good underlying strength; only the residential products market - served primarily by Progress Lighting - showed a weakening trend.

On the same year-over-year comparative basis, operating income was negatively impacted by a number of factors. These factors included incremental support costs for SAP, cost associated with new product launches, and higher commodity costs only partially recovered by product price increases.

The Power Systems segment reported sales of $160.3 million, a 27% increase compared to the third quarter of 2005 while operating income rose by 6% to $23.8 million. The Strongwell-Lenoir City acquisition completed on June 1, 2006, and the Delmar acquisition in Brazil completed in July 2005, added $21 million in sales and just under $5 million in operating income to segment results. By comparison to the third quarter of 2005, negative cost/price impact, lower storm-related sales volume, and incremental support costs due to the SAP implementation, dampened third quarter 2006 operating margin.

The Industrial Technology segment completed another successive quarter of exceptional growth with sales increasing by 50% and operating income up by 68% versus the prior year's third quarter. Operating income margin rose by 1.7 percentage points to 16.5%. Strength in the segment's industrial and utility markets, both in North America and abroad, a leading position in specialty communications, and 2005 acquisitions -- which contributed 11% of sales growth -- were positive contributors.

SUMMARY AND OUTLOOK

"In this peak year of initiatives and change," Powers added, "much of the effort and attention, and all of the investment in capital and expense, impact our current results. Most of the resulting benefits are expected to accrue in the future. This short-term impact on profitability should provide long-term benefits to the Company's growth. Even with those investments, the Company's year-to-date diluted earnings per

                                   -continued-
share are 15% above the prior year. With the exception of residential construction, our markets continue their positive trends, so we are updating our previous guidance on sales and earnings per diluted share. Total revenues for the full year 2006 should finish the year closer to a 15% increase over the prior year. We are also narrowing our previously provided guidance of earnings per diluted share to $2.80--$2.90 for full year 2006."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations. These statements may be identified by the use of forward-looking words or phrases such as "may", "projection", "guidance", "potential", "plan", "could", "expect", "expected", "uncertain", "goal", "should", "probably", "likely", and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the effect and costs of the ongoing Hubbell 2006 business information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; competition; and other factors described in our Securities and Exchange Commission filings, including the "Business" Section in the Annual Report on Form 10-K for the year ended December 31, 2005.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2005 revenues of $2.11 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, Brazil, and the United Kingdom, participates in joint ventures in Taiwan and the People's Republic of China and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                      #####

                       (Financial Schedules are Attached.)

                              HUBBELL INCORPORATED
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                          THREE MONTHS ENDED SEPTEMBER 30   NINE MONTHS ENDED SEPTEMBER 30
                                          -------------------------------   ------------------------------
                                                   2006     2005                   2006         2005
                                                  ------   ------                --------     --------
NET SALES                                         $649.0   $561.1                $1,825.3     $1,569.2
COST OF GOODS SOLD                                 468.1    396.9(1)              1,320.1(1)   1,125.2(1)
SELLING & ADMINISTRATIVE EXPENSES                  107.3     89.9                   309.4        270.2(2)
SPECIAL CHARGES                                      0.7      1.0                     3.6          5.2
                                                  ------   ------                --------     --------
TOTAL OPERATING INCOME                              72.9     73.3                   192.2        168.6
   OPERATING INCOME AS A % OF NET SALES             11.2%    13.1%                   10.5%        10.7%
INTEREST EXPENSE, NET                               (3.1)    (2.8)                   (7.2)        (8.4)
OTHER EXPENSE, NET                                  (1.6)    (0.2)                   (0.8)        (0.1)
                                                  ------   ------                --------     --------
INCOME BEFORE INCOME TAXES                          68.2     70.3                   184.2        160.1
PROVISION FOR INCOME TAXES                          20.6     21.8(3)                 55.3         47.1(3)
                                                  ------   ------                --------     --------
NET INCOME                                        $ 47.6   $ 48.5                $  128.9     $  113.0
                                                  ======   ======                ========     ========
EARNINGS PER SHARE:
   BASIC                                          $ 0.79   $ 0.80                $   2.13     $   1.85
   DILUTED                                        $ 0.78   $ 0.79                $   2.10     $   1.82

AVERAGE SHARES OUTSTANDING:
   BASIC                                            60.3     60.7                    60.5         61.1
   DILUTED                                          61.1     61.5                    61.3         62.0

(1) COST OF GOODS SOLD INCLUDES SPECIAL CHARGES OF $0.2 YEAR-TO-DATE 2006, $0.2 IN THE THIRD QUARTER OF 2005 AND $0.7 YEAR-TO-DATE 2005 RELATED TO ELECTRICAL SEGMENT STREAMLINING.

(2) YEAR-TO-DATE 2005 SELLING & ADMINISTRATIVE EXPENSES INCLUDES $4.6 OF TRANSACTIONAL EXPENSES IN SUPPORT OF THE COMPANY'S STRATEGIC GROWTH INITIATIVES.

(3) 2005 THIRD QUARTER AND YEAR-TO-DATE PROVISION FOR INCOME TAXES INCLUDES $1.9 OF TAX ASSOCIATED WITH ANTICIPATED DIVIDEND REPATRIATIONS UNDER THE AMERICAN JOBS CREATION ACT OF 2004.

                              HUBBELL INCORPORATED
                               SEGMENT INFORMATION
                                   (UNAUDITED)
                                  (IN MILLIONS)

                               THREE MONTHS ENDED SEPTEMBER 30   NINE MONTHS ENDED SEPTEMBER 30
                               -------------------------------   ------------------------------
                                        2006     2005                    2006       2005
                                       ------   ------                 --------   --------
NET SALES
   ELECTRICAL                          $431.8   $396.6                 $1,242.2   $1,126.4
   POWER                                160.3    126.6                    426.9      335.2
   INDUSTRIAL TECHNOLOGY                 56.9     37.9                    156.2      107.6
                                       ------   ------                 --------   --------
      TOTAL NET SALES                  $649.0   $561.1                 $1,825.3   $1,569.2
                                       ======   ======                 ========   ========
OPERATING INCOME
   ELECTRICAL                          $ 43.2   $ 46.5                 $  115.0   $  115.2
   SPECIAL CHARGES                       (0.7)    (1.2)                    (3.8)      (5.9)
                                       ------   ------                 --------   --------
      TOTAL ELECTRICAL                   42.5     45.3                    111.2      109.3
   POWER                                 23.8     22.4                     63.3       49.3
   INDUSTRIAL TECHNOLOGY                  9.4      5.6                     25.9       14.6
                                       ------   ------                 --------   --------
         SUBTOTAL                        75.7     73.3                    200.4      173.2
   STOCK-BASED COMPENSATION              (2.8)      --                     (8.2)        --
   UNUSUAL ITEM                            --       --                       --       (4.6)(1)
                                       ------   ------                 --------   --------
      TOTAL OPERATING INCOME           $ 72.9   $ 73.3                 $  192.2   $  168.6
                                       ------   ------                 --------   --------

(1) YEAR-TO-DATE 2005 UNUSUAL ITEM OF $4.6 REPRESENTS TRANSACTIONAL EXPENSES IN SUPPORT OF THE COMPANY'S STRATEGIC GROWTH INITIATIVES, INCLUDED IN SELLING & ADMINISTRATIVE EXPENSES.

                              HUBBELL INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                  (IN MILLIONS)

                                                SEPTEMBER 2006   DECEMBER 2005
                                                --------------   -------------
ASSETS

CASH AND CASH EQUIVALENTS                          $   54.9         $  110.6
SHORT-TERM INVESTMENTS                                   --            121.3
ACCOUNTS RECEIVABLE, NET                              411.2            310.4
INVENTORIES, NET                                      341.6            237.1
DEFERRED TAXES AND OTHER                               37.0             40.7
                                                   --------         --------
   TOTAL CURRENT ASSETS                               844.7            820.1

PROPERTY, PLANT AND EQUIPMENT, NET                    311.0            267.8
INVESTMENTS                                            35.4             78.8
GOODWILL                                              419.9            351.5
INTANGIBLE ASSETS AND OTHER                           180.1            148.8
                                                   --------         --------
   TOTAL ASSETS                                    $1,791.1         $1,667.0
                                                   ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY

SHORT-TERM DEBT                                    $   13.9         $   29.6
ACCOUNTS PAYABLE                                      212.2            159.5
ACCRUED SALARIES, WAGES AND EMPLOYEE BENEFITS          48.3             41.4
ACCRUED INCOME TAXES                                   27.9             20.0
DIVIDENDS PAYABLE                                      19.9             20.2
OTHER ACCRUED LIABILITIES                             111.2             89.8
                                                   --------         --------
   TOTAL CURRENT LIABILITIES                          433.4            360.5

LONG-TERM DEBT                                        199.3            199.2
OTHER NON-CURRENT LIABILITIES                         120.2            109.2
                                                   --------         --------
   TOTAL LIABILITIES                                  752.9            668.9

SHAREHOLDERS' EQUITY                                1,038.2            998.1
                                                   --------         --------
   TOTAL LIABILITIES & SHAREHOLDERS' EQUITY        $1,791.1         $1,667.0
                                                   ========         ========

                              HUBBELL INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                  (IN MILLIONS)

                                                                       NINE MONTHS ENDED SEPTEMBER 30
                                                                       ------------------------------
                                                                                2006     2005
                                                                               ------   ------
CASH FLOWS FROM OPERATING ACTIVITIES
   NET INCOME                                                                  $128.9   $113.0
   DEPRECIATION AND AMORTIZATION                                                 41.2     36.7
   STOCK-BASED COMPENSATION EXPENSE                                               8.2       --
   TAX BENEFIT FROM EXERCISE OF STOCK OPTIONS                                    (3.8)      --
   CHANGES IN WORKING CAPITAL                                                  (106.3)   (26.9)
   CONTRIBUTION TO DOMESTIC PENSION PLANS                                          --    (10.0)
   OTHER, NET                                                                    14.7     14.1
                                                                               ------   ------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                                  82.9    126.9
                                                                               ------   ------
CASH FLOWS FROM INVESTING ACTIVITIES
   CAPITAL EXPENDITURES                                                         (67.1)   (46.6)
   ACQUISITION OF BUSINESSES, NET OF CASH ACQUIRED                             (117.4)   (53.2)
   NET PROCEEDS FROM INVESTMENTS                                                164.9    100.1
   OTHER, NET                                                                     2.3      4.8
                                                                               ------   ------
      NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                       (17.3)     5.1
                                                                               ------   ------
CASH FLOWS FROM FINANCING ACTIVITIES
   BORROWINGS/REPAYMENTS OF SHORT-TERM DEBT                                     (16.0)     6.8
   PAYMENT OF DIVIDENDS                                                         (60.2)   (60.5)
   ACQUISITION OF COMMON SHARES                                                 (74.4)   (59.1)
   PROCEEDS FROM EXERCISE OF STOCK OPTIONS                                       24.5     19.6
   TAX BENEFIT FROM EXERCISE OF STOCK OPTIONS                                     3.8       --
                                                                               ------   ------
      NET CASH USED IN FINANCING ACTIVITIES                                    (122.3)   (93.2)
                                                                               ------   ------
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS              1.0     (0.8)
                                                                               ------   ------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                (55.7)    38.0
CASH AND CASH EQUIVALENTS
   BEGINNING OF PERIOD                                                          110.6    139.9
                                                                               ------   ------
   END OF PERIOD                                                               $ 54.9   $177.9
                                                                               ======   ======

CERTAIN PRIOR YEAR AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE CURRENT YEAR PRESENTATION.